                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [_]  Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            YOUNG BROADCASTING INC.
             (Name of Registrant as Specified In Its Certificate)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            YOUNG BROADCASTING INC.

                               -----------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 2002

                               -----------------

To the Stockholders of Young Broadcasting Inc.:


     The 2002 Annual Meeting of Stockholders of Young Broadcasting Inc. (the "Company") will be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York 10020, at 9:00 a.m., local time, on Monday, May 6, 2002, for the following purposes:


      1. To elect nine directors of the Company to serve for a term of one year.

      2. To approve an amendment to the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan to increase the total number of shares with respect to which options and stock appreciation rights may be granted thereunder from 3,300,000 to 4,550,000.

      3. To approve an amendment to the Company's Certificate of Incorporation which would broaden the definition of "Management Group."

      4. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 20,000,000 to 40,000,000.

      5. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

      6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on April 1, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ James A. Morgan


                                          JAMES A. MORGAN
                                          Secretary

New York, New York

April 5, 2002

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. No postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                            YOUNG BROADCASTING INC.

                               -----------------

            PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                                 To Be Held On
                                  May 6, 2002

                               -----------------

                                 INTRODUCTION

     This proxy statement and the accompanying proxy card are being furnished to the holders of Class A Common Stock and Class B Common Stock of Young Broadcasting Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use in voting at the 2002 Annual Meeting of Stockholders to be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26/th/ Floor, New York, New York 10020, at 9:00 a.m., local time, on Monday, May 6, 2002, or all adjournments or postponements thereof. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any stockholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting. If you hold your shares in street name and want to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting.


     Holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on April 1, 2002 are entitled to vote at the meeting. As of such record date, there were 17,393,784 shares of Class A Common Stock and 2,255,966 shares of Class B Common Stock outstanding.


     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the meeting. Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders. Each share of Class A Common Stock will be entitled to one vote and each share of Class B Common Stock will be entitled to ten votes.


     The election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares of the Company's Class A Common Stock and Class B Common Stock, voting together as one class, that are present in person or by proxy at the meeting. The approval of the amendments to the Company's Certificate of Incorporation will require the affirmative vote of the holders of a majority of the voting power of the shares of the Company's
Class A Common Stock and Class B Common Stock outstanding on the record date, voting together as one class. The approval of each other matter will require the affirmative vote of the holders of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock, voting together as one class, that are present in person or by proxy at the meeting. On all matters to come before the meeting, abstentions and broker non-votes will be considered for purposes of determining whether a quorum is present at the meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, and will have the same effect as a vote against each of the proposals. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have the same effect as a vote against the proposed amendments to the Company's Certificate of Incorporation and will have no effect on the outcome of any of the other proposals (including the election of directors).



     Adam Young, Vincent Young and the other executive officers of the Company, as a group, together beneficially possess approximately 54% of the aggregate votes that may be cast at the meeting. See "Security Ownership of Certain Beneficial Owners and Management." Accordingly, the affirmative vote of Adam Young, Vincent Young and each of the other executive officers alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the meeting. Adam Young, Vincent Young and each of the other executive officers of the Company have advised the Company that they will vote all of their shares in favor of the proposals set forth in the notice attached to this proxy statement.

     The cost of soliciting these proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

     The principal executive offices of the Company are at 599 Lexington Avenue, New York, New York 10022. This proxy statement and the form of proxy are being mailed to stockholders on or about April 5, 2002.

                             ELECTION OF DIRECTORS

     Nine directors will be elected at the 2002 annual meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and shall qualify. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors of the Company unless instructed to the contrary. Each nominee is currently a director of the Company.

                          Director Principal occupation and business
Name of Nominee       Age  Since   experience during the past five years
---------------       --- -------- -------------------------------------
Vincent J. Young      54    1986   Chairman of the Company since its inception in 1986 and director and
                                   Chairman of each of the Company's corporate subsidiaries. Mr. Young has served from 1980 and continues to serve as Chairman of Adam Young, Inc., a national television representation firm, which merged with and into one of the Company's subsidiaries in March 1998. Vincent Young is the son of
                                   Adam Young.

Adam Young            88    1986   Treasurer of the Company since its inception, and director and Treasurer of each of the Company's corporate subsidiaries. Mr. Young is also President and Treasurer of Adam Young Inc., which he founded in 1944.

Ronald J. Kwasnick    55    1994   President of the Company since its inception, and President of each of the
                                   Company's corporate subsidiaries other than Adam Young Inc., for which he serves as Executive Vice President.

James A. Morgan       53    1998   Executive Vice President, Chief Financial Officer and Secretary of the
                                   Company since March 1993, and Executive Vice President and Secretary of
                                   each of the Company's corporate subsidiaries. From 1984 until joining the
                                   Company, he was a director and Senior Investment Officer at J.P. Morgan
                                   Capital Corporation involved in investing the firm's own capital in various leveraged and early growth stage companies.

Bernard F. Curry      83    1994   Chairman of the Audit Committee of the Company. Mr. Curry served from
                                   1982 as a director and from December 1992 as the Chairman of the Audit
                                   Committee of Morgan Trust Company of Florida, N.A. until it was merged into J.P. Morgan Florida FSB (now J.P. Morgan, FSB) in January 1994. He
                                   then served the surviving bank, which is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated, in the same capacities from August 1991 until October 2001. Mr. Curry is currently a private investor.

Alfred J. Hickey, Jr. 65    1994   Chairman of the Compensation and Stock Option Committees of the
                                   Company. Mr. Hickey is currently a private investor. He was Vice-
                                   President--Institutional Sales of Legg Mason, a brokerage firm, from May
                                   1990 to May 1991. Mr. Hickey was a private investor from May 1991 to
                                   June 1993, when he became the Vice President--International Sales of
                                   Southeast Research Partners, a brokerage firm, in which capacity he served until October 1994.

                    Director Principal occupation and business
Name of Nominee Age  Since   experience during the past five years
--------------- --- -------- -------------------------------------
David C. Lee    36    1998   Member of the Audit Committee of the Company. Mr. Lee has been the
                             Managing Partner of Saturn Venture Partners LLC, a private investment firm, since April 2001. Mr. Lee was a managing director of Sandler Capital
                             Management, a private investment and money management firm specializing in media, communications and technology from January 1999 to April 2001.
                             Prior thereto, he was a Managing Director of Lazard Freres & Co. LLC, a
                             leading investment banking firm where he served in various capacities from
                             March 1988 to October 1994 and from April 1996 to December 1998. From
                             November 1994 to March 1996, Mr. Lee was a Managing Director of
                             Toronto Dominion Bank, U.S.A. Division, where he headed the mergers and acquisitions group.

Leif Lomo       72    1994   Member of the Audit Committee of the Company. From 1987 to 1994, Mr.
                             Lomo served as Chairman of A.B. Chance Industries, Inc., a manufacturer of electricity-related equipment. Prior to its acquisition by Hubbell Incorporated in April 1994, Mr. Lomo also acted as President and Chief Executive Officer of A.B. Chance. From January 1995 to June 1996, Mr. Lomo served as the
                             President of Marley Pump, a division of United Dominion Company, which is principally engaged in the manufacture and marketing of submersible pumps for small water well applications and the distribution of gasoline. Mr.
                             Lomo is currently a private investor.

Richard C. Lowe 50    2001   Member of the Compensation and Stock Option Committees of the
                             Company. Mr. Lowe has been a partner of the law firm of King & Ballow, which serves as the Company's outside labor counsel, since 1982.

     During 2001, the Board of Directors of the Company met twelve times. Each director attended more than 75% of the meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served. The Board of Directors of the Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has no nominating committee; nominees for election as directors of the Company are selected by the Board of Directors. During 2001, there were four meetings of the Audit Committee, six meetings of the Compensation Committee and five meetings of the Stock Option Committee. All of the respective Committee members attended each of the Committee meetings.

     The Audit Committee consists of three non-employee directors: Messrs. Curry (Chair), Lomo and Lee. Information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Report of the Audit Committee" below.

     The Compensation Committee consists of two non-employee directors: Messrs. Hickey (Chair) and Lowe. The Compensation Committee has authority to review and make recommendations to the Board of Directors with respect to the compensation of executive officers of the Company. See "Report of the Compensation Committee" below.

     The Stock Option Committee consists of two directors, each of whom is a non-employee director. The current members of the Stock Option Committee are Alfred Hickey (Chair) and Richard Lowe. The Stock Option Committee administers the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan and determines, among other things, the time or times at which options will be granted, the recipients of grants, whether a grant will consist of incentive stock options, nonqualified stock options and stock appreciation rights (in tandem with an option or free-standing) or a combination thereof, the option periods, whether an option is exercisable for Class A Common Stock or Class B Common Stock, the limitations on option exercise and the number of shares to be subject to such options, taking into account the nature and value of services rendered and contributions made to the success of the Company. The Stock Option Committee also has authority to interpret the plan and, subject to certain limitations, to amend provisions of the plan as it deems advisable.

     The Board of Directors recommends a vote FOR the election of the nominees to serve as directors.

                         REPORT OF THE AUDIT COMMITTEE

     The functions of the Audit Committee are focused on three areas:

     . The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

     .   The independence and performance of the Company's independent auditors.

     .   The Company's compliance with legal and regulatory requirements.

     The Audit Committee has adopted a written charter which has been approved by the Board of Directors.

     The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel.

     The Audit Committee regularly meets privately with both the independent auditors and the Company's financial personnel, each of whom has unrestricted access to the Audit Committee. The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action.


     The Directors who serve on the committee are all "independent" for purposes of the listing standards of The Nasdaq Stock Market. That is, the Board of Directors has determined that no member of the Audit Committee has a relationship to the Company that may interfere with each such member's independence from the Company and its management.


     The management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

     This year, the Audit Committee reviewed the Company's audited financial statements and met with both management and Ernst & Young LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).


     Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission and that Ernst & Young LLP be appointed independent auditors of the Company for 2002.


                                            Audit Committee of the Board of
                                            Directors

                                            Bernard F. Curry, Chairman
                                            Leif Lomo
                                            David C. Lee

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of March 15, 2002 regarding the beneficial ownership of the Company's Common Stock by (i) each executive officer and director of the Company, (ii) each stockholder known by the Company to beneficially own 5% or more of such Common Stock and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each beneficial holder of the Company's Common Stock listed below is the same as the Company and each beneficial owner named in the table has sole voting and sole investment power with respect to the shares beneficially owned.



                                                                                               Percent of
                                           Class A Common Stock       Class B Common Stock     Vote as a
                                          ----------------------- ----------------------------   Single
Beneficial Owner                           Number         Percent  Number              Percent  Class(1)
----------------                          ---------       ------- ---------            ------- ----------
Vincent J. Young.........................     3,984(2)(3)     *   1,695,751(4)(5)(6)    54.7      35.1
Adam Young...............................     2,000           *     781,617(5)(6)(7)    34.2      19.4
Ronald J. Kwasnick.......................       -- (3)       --     257,635(5)(8)       10.6       6.2
James A. Morgan..........................       500(3)(9)     *     331,470(5)(10)(11)  13.1       7.8
Deborah A. McDermott.....................       800(3)        *     120,732(5)(12)       5.1       2.9
NewSouth Capital Management, Inc.(13)
  1000 Ridgeway Loop Road
  Memphis, TN 38120...................... 3,043,662        17.5          --               --       7.6
T. Rowe Price Associates, Inc.(14)
  100 E. Pratt Street
  Baltimore, MD 21202....................   903,300         5.2          --               --       2.3
Mario J. Gabelli and Marc Gabelli(15)
  c/o Gabelli Asset Management Inc.
  One Corporate Center
  Rye, NY 10580.......................... 2,513,881        14.5          --               --       6.3
Bernard F. Curry(16).....................    22,700           *          --               --         *
Alfred J. Hickey, Jr.(16)................    21,700           *          --               --         *
David C. Lee(17).........................    13,596           *          --               --         *
Leif Lomo(16)............................    22,700           *          --               --         *
Richard C. Lowe(18)......................     9,100           *          --               --         *
All directors and executive officers as a
  group..................................    97,080           *   3,187,205             86.5      58.9

-------------------
* Less than 1%.

 (1) Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to certain significant transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law.
 (2) Includes 2,812 shares held by his wife.
 (3) Does not include shares held through the 401(k) Plan. The 401(k) Plan offers matching contributions on a quarterly basis in the form of Class A Common Stock.

 (4) Includes 54,400 shares held pursuant to an agreement dated as of July 1, 1991 which established a voting trust for the benefit of family members of management, for which Vincent Young and Richard Young act as trustees. During the term of the voting trust, which expires July 1, 2011, the trustees have the sole right to vote the shares subject to the trust. If the trustees cannot agree as to how the shares shall be voted, each trustee will vote 50% of the shares. Also includes 780,209 shares issuable upon the exercise of options granted pursuant to the Amended and Restated 1995 Stock Option Plan (the "Plan") and 60,266 shares issuable upon the exercise of options granted pursuant to the Plan which are held for the benefit of his minor children. Also includes 10,050 shares held pursuant to an agreement dated as of October 1, 1996 which established a voting trust for the benefit of family members of management, for which Vincent Young acts as trustee. During the term of the voting trust, which expires October 1, 2006, the trustee has the right to vote the shares subject to the trust.


 (5) Includes those shares issuable upon the exercise of options granted pursuant to the Plan which are exercisable within 60 days.

 (6) The table does not include 430,000 shares held by Spray-V Limited Partnership for which Vincent Young, his siblings Richard and Sharon Young, and his mother Margaret Young, serve as directors and may be deemed to beneficially own such shares pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934.
 (7) Includes 141,438 shares held by his wife. Also includes 29,855 shares issuable upon the exercise of options granted pursuant to the Plan.
 (8) Includes 169,240 shares issuable upon the exercise of options granted pursuant to the Plan.
 (9) Includes 300 shares held by a family trust.
(10) Includes 5,418 shares held for the benefit of his minor children.
(11) Includes 277,800 shares issuable upon the exercise of options granted pursuant to the Plan.
(12) Includes 106,177 shares issuable upon the exercise of options granted pursuant to the Plan.

(13) Based on information contained in a Schedule 13G filed by NewSouth Capital Management, Inc. in February 2002, NewSouth has sole power to vote or to direct the vote of 2,665,962 shares of the Company's Class A Common Stock, sole power to dispose or direct the disposition of 3,016,562 shares of the Company's Class A Common Stock, and has shared power to dispose or direct the disposition of 27,100 shares of the Company's Class A Common Stock.


(14) Based on information contained in a Schedule 13G filed by T. Rowe Price Associates, Inc. in February 2002, T. Rowe Price has sole power to vote or to direct the vote of 173,000 shares of the Company's Class A Common Stock, and sole power to dispose or direct the disposition of 903,300 shares of the Company's Class A Common Stock.




(15) Based on information contained in a Schedule 13D jointly filed by Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Multimedia Partners, L.P., ALCE Partners, L.P., Gabelli International Limited, Gemini Capital Management, LLC, MJG Associates, Inc., Gabelli Securities, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., Marc J. Gabelli and Mario
     J. Gabelli in February 2002, (i) Gabelli Funds has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition, of 533,382 shares of the Company's Class A Common Stock, (ii) GAMCO Investors has sole power to vote or to direct the vote of 1,854,319 shares of the Company's Class A Common Stock, and sole power to dispose or direct the disposition, of 1,887,419 shares of the Company's Class A Common Stock, (iii) Gabelli Multimedia Partners has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition, of 1,700 shares of the Company's Class A Common Stock, (iv) ALCE Partners has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition, of 2,000 shares of the Company's Class A Common Stock, (v) Gabelli International has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition, of 24,100 shares of the Company's Class A Common Stock, (vi) Gemini Capital Management has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition, of 59,500 shares of the Company's Class A Common Stock, (vii) MJG Associates has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition, of 3,200 shares of the Company's Class A Common Stock and (viii) Gabelli Securities has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition, of 2,580 shares of the Company's Class A Common Stock. Such Schedule 13D states that Mario Gabelli is deemed to have beneficial ownership of Gabelli Funds, GAMCO Investors, Gabelli Multimedia Partners, ALCE Partners, Gabelli International, MJG Associates and Gabelli Securities, and Marc Gabelli is deemed to have beneficial ownership of Gemini Capital Management. Each of Mario Gabelli and Marc Gabelli indicated in the Schedule 13D that he has no voting or dispositive power with regard to the shares.


(16) Includes 21,700 shares issuable upon the exercise of stock options, 20,700 of which were granted pursuant to the Plan.


(17) Represents 13,596 shares issuable upon exercise of options granted pursuant to the Plan.


(18) Represents 9,100 shares issuable upon exercise of options granted pursuant to the Plan.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

     The Company's Compensation Committee (the "Committee"), which is composed of two non-employee directors (Alfred Hickey and Richard Lowe), is responsible for reporting to the Board concerning the compensation policies followed by the Committee in recommending to the Board compensation for executive officers.

     The Committee utilizes a program designed to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services the Company needs to maximize its return to stockholders. The program is premised on the belief that an executive's compensation should reflect his individual performance and the overall performance of the Company, with an appropriate balance maintained among the weightings of these potentially disparate performance levels. The program requires flexibility in order to ensure that the Company can continue to attract and retain executives with unique and special skills critical to the Company's success. Flexibility is also necessary to permit adjustments in compensation in light of changes in business and economic conditions. The compensation of each executive officer is reviewed annually by the Committee.

     In discharging its responsibilities with respect to its 2001 executive pay program, the Committee utilized the recommendations made in 1999 by executive compensation consultants. The consultants made a review and assessment of the Company's executive pay program to determine whether it was market competitive, internally equitable and provided the appropriate balance between fixed and performance-variable pay to ensure that the program appropriately reflects the risks and challenges facing the Company's executive team. The consultants reviewed with the Committee survey data regarding compensation practices and payments by comparable organizations and the relationships between measures of company size and performance and corresponding executive pay levels. The comparison group selected by the consultants was comprised of broadcasting industry peer companies. Such comparative companies are not necessarily the same companies included in the indices used in the performance graph that follows, as the Company's competitors for executive talent are not limited to such companies.

     Based on the consultants' recommendations, the Committee determined to set executive compensation levels at or above competitive median market levels to provide compensation opportunities comparable to those paid by broadcast media companies that compete for executives with comparable talents. Specifically, total cash compensation opportunities (salary plus annual bonus) was targeted at the 75th percentile of competitive market levels, as warranted by annual performance. The consultants determined that total cash compensation levels for executives were at or near median (i.e., 50th percentile) competitive rates and significantly below competitive 75th percentile target levels.

     The consultants recommended that the Committee manage executive compensation within the framework of a total annual compensation structure to allow for flexibility in the mix of pay elements and competitive levels while fixing target pay at desired levels. Target total compensation levels, including target annual and long-term incentive opportunities, were developed for each executive position using a pay mix recommended by the consultants. To create a more balanced overall pay structure, a pay mix was developed for each executive, with the executive's year-end cash bonus and long-term incentive compensation tied to a fixed percentage of base salary. The consultants recommended target compensation levels based on the Company's compensation philosophy and competitive pay positioning versus the broadcast media peer group. In February 2001, the Board, based upon the Committee's recommendations, established base salary levels for Vincent Young and the other executive officers.

     In February 2001, the Committee established a year-end cash bonus plan providing for bonus awards to executive officers at the discretion of the Board if the Company substantially achieved its objectives in 2001. Included among the objectives that the Committee established for 2001 were (i) the continuing evaluation and pursuit of attractive acquisition opportunities, (ii) achieving the financial goals set forth in the 2001 budget approved by the Board, (iii) increasing financial community and investor awareness concerning the Company's securities and (iv) developing new areas of business. The Committee determined, based on the recommendation of the consultants as discussed above, to increase annual bonus opportunities to provide a meaningful incentive that brings total cash compensation opportunities to competitive 75th percentile rates of pay. Accordingly, the 2001 targeted bonuses for each of the executives were set in line with this objective.

     The Committee in February 1997 also established an annual incentive cash compensation plan for executive officers that created the potential for significant incentive bonuses if the Company achieved certain cash flow levels. The television broadcasting industry generally recognizes operating cash flow or "OCF" (operating income before income taxes and interest expenses, plus depreciation and amortization and non-cash compensation, less payments for program license liabilities) as a means of valuing companies. Accordingly, the Committee believed it to be in the best interests of the stockholders to establish an incentive for executive officers to achieve the highest possible OCF. Under the incentive cash compensation plan, if the Company met or exceeded its OCF targets for 2001, a bonus pool was to be created based upon a predetermined rising scale percentage of the excess OCF. The allocation of the bonus pool among the executive officers was to be determined at the discretion of the Board. Based upon the consultants' recommendation, total annual compensation opportunities for each executive position are set approximately halfway between the median and the competitive 75th percentile levels. To accomplish this, the consultants recommended that the plan be more formally structured and contain a smaller discretionary element, while retaining the approach that the performance focus remain tied to OCF growth and improvement based upon specifically budgeted OCF targets. Based upon the consultant's recommendation, stock options under the Company's Amended and Restated 1995 Stock Option Plan were granted as long-term incentive compensation to the Company's executive officers, with each executive officer receiving options having a value based upon a percentage of base salary, as discussed above. The value placed upon the options was determined in accordance with a Black-Scholes American option valuation formula.

     Although the Company did not achieve certain of its financial objectives for 2001 (including that the OCF targets for 2001 were not met), the Committee recommended and the independent members of the Board approved the year-end cash bonuses to the Company's executive officers as indicated in the Summary Compensation Table. The amount reflected in the Summary Compensation Table for each executive is comprised of the full discretionary component of the bonus and 50% of the maximum bonus payable to such executive if the OCF targets had been achieved. In arriving at these recommendations and approvals, the Committee and the Board recognized that 2001 was an extraordinarily difficult year for the television broadcast industry generally that resulted in lower than anticipated 2001 OCF. The Committee and the Board also evaluated the performance of the executives, noting that the Company's executives achieved a restructuring of the Company's balance sheet that provides the Company with much greater financial flexibility, conducted a successful cost-reduction program, and attended numerous conferences and met with many potential investors, resulting in a significant expansion of the Company's coverage in the investment banking community. The Committee and the Board also considered that the Company's bonus plan (i) serves as a device to encourage the continued retention of the executives, whose services to the Company are an important asset of the Company, (ii) rewards the executives for exemplary performance during a period of challenging business and economic conditions and (iii) accordingly incentivizes the executives to continue to perform at a high level. In addition, the Committee and the Board received the advice and report of an outside compensation consultant and considered such other information and advice that they deemed appropriate. Based on the foregoing, the Committee and the Board determined that the payment of the bonuses as set forth in the Summary Compensation Table was in the best interests of the Company and its stockholders.

     As one of the Company's largest stockholders, Vincent Young's financial well-being is directly tied to the overall performance of the Company as reflected in the price per share of Common Stock. For his services as the Company's Chief Executive Officer, Vincent Young's compensation is and will continue to be determined in accordance with the compensation policies outlined herein. Based on the recommendation of the consultants, the Company has entered into employment agreements with Vincent Young, Ronald Kwasnick, James Morgan and Deborah McDermott the terms of which are described under "Employment Agreements."

     The Committee's annual performance evaluation of each executive officer is subjective, will rely heavily on the performance evaluation presented to the Committee by the Company's Chairman, and will not typically be based upon an exact formula for determining the relative importance of each of the factors considered, nor will there be a precise measure of how each of the individual factors relates to the Committee's recommendation with respect to each executive officer's ultimate annual compensation.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of compensation in excess of $1 million are deductible only if (i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, (ii) the material terms of the compensation, including the performance goals, are disclosed to the stockholders and approved by a majority vote of the stockholders prior to payment of such compensation and (iii) the compensation committee certifies that the performance goals and any other material terms under which the compensation is to be paid were in fact satisfied. During 2001, the Committee considered the compensation arrangements of the Company's executive officers in light of the requirements of Section 162(m).

     While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the Company's executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, the Company may enter into compensation arrangements in the future under which payments are not deductible under
Section 162(m).

                                          Compensation Committee of the Board
                                          of Directors

                                          Alfred J. Hickey, Jr., Chairman
                                          Richard Lowe

Performance Graph

     The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from December 31, 1996 through December 31, 2001. The performance graph assumes that an investment of $100 was made in the Company's Class A Common Stock and in each Index on December 31, 1996, and that all dividends, if any, were reinvested.


                                    [CHART]

                Young          Nasdaq Stock    Nasdaq Telecommunications
          Broadcasting Inc.    Market Index       Stock Market Index
          -----------------    ------------       ------------------
Dec-96         100                100                    100
Dec-97         132                122                    142
Dec-98         143                170                    232
Dec-99         174                315                    470
Dec-00         114                191                    215
Dec-01          61                151                    110

                                             12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
                                             -------- -------- -------- -------- -------- --------
Young Broadcasting Inc......................   $100     $132     $143     $174     $114     $ 61

Nasdaq Stock Market Index...................    100      122      170      315      191      151

Nasdaq Telecommunications Stock Market Index    100      142      232      470      215      110

     The Company believes that the foregoing information provided has only limited relevance to an understanding of the Company's compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing its compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

Summary Compensation Table

     The following table summarizes the compensation paid in 2001, 2000 and 1999 to the Company's Chief Executive Officer and four other most highly compensated executive officers.

                          Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation
                                       Annual Compensation           Awards
                                 -------------------------------- ------------
                                                     Other Annual  Securities   All Other
                                                     Compensation  Underlying  Compensation
Name and Principal Position Year  Salary    Bonus        (1)        Options        (2)
--------------------------- ---- -------- ---------- ------------ ------------ ------------
  Vincent J. Young          2001 $998,450 $  748,838   $     --     $256,358      $5,250
   Chairman (CEO)           2000  950,906  1,865,915    211,292      131,496       5,100
                            1999  905,625    760,573    244,724           --       5,100

  Adam Young                2001 $306,771 $  115,039         --     $  7,104          --
   Treasurer                2000  292,163    140,552         --        4,849          --
                            1999  278,250    116,842         --           --          --

  Ronald J. Kwasnick        2001 $550,000 $  288,750   $     --     $ 71,918      $2,400
   President                2000  488,132    670,460     44,591       28,146       2,400
                            1999  464,888    273,299     51,646           --       2,400

  James A. Morgan           2001 $500,000 $  262,500   $     --     $ 62,918      $5,250
    Executive Vice          2000  408,890    561,390     41,968       23,646       5,100
    President               1999  389,419    228,933     48,608           --       5,100

  Deborah A. McDermott      2001 $500,000 $  262,500   $     --     $ 36,918      $5,250
    Executive Vice          2000  348,666    478,828     23,071       10,646       5,100
   President--Operations    1999  332,063    195,213     26,721           --       5,100

-------------------
(1) Reflects the forgiveness of loans which were made to employees in 1994 and 1995 for the purpose of satisfying their federal income tax withholding requirements related to non-cash compensation paid in the form of shares of Common Stock.
(2) Reflects employer contributions to the Company's 401(k) Plan on behalf of the named executive officers. For 2001, 2000 and 1999, such contributions were made in the form of shares of Class A Common Stock valued at fair market value on the date of issuance.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning individual grants of stock options made during 2001 to the named executive officers in the Summary Compensation Table.

                       Option Grants In Last Fiscal Year


                                                                      Potential Realizable Value
                                                                        At Assumed Annual Rates
                                                                      of Stock Price Appreciation
                       Individual Grants(1)                               for Option Term(4)
                     -----------------------                          ---------------------------
                     Number of   Percent of
                     Securities Total Options
                     Underlying  Granted to   Exercise of
                      Options   Employees in   Base Price  Expiration
Name                 Granted(2)  Fiscal Year  Per Share(3)    Date         5%            10%
----                 ---------- ------------- ------------ ----------  ----------    -----------
Vincent J. Young        3,642        0.36%       $38.57(5)   2/7/11   $   51,976    $   165,969
                      256,358       25.30         35.06      2/7/11    4,558,389     12,582,308
Adam Young              4,896        0.48         38.57(5)   2/7/11       69,872        223,115
                        7,104        0.70         35.06      2/7/11      126,318        348,671
Ronald J. Kwasnick     75,000        7.40         35.06      2/7/11    1,333,600      3,681,074
James A. Morgan        66,000        6.51         35.06      2/7/11    1,173,568      3,239,346
Deborah A. McDermott   40,000        3.95         35.06      2/7/11      711,254      1,963,240

-------------------

(1) Does not include options granted on October 2, 2001, which option grants are subject to stockholder approval of the proposal to amend the Plan. See "Proposal to Amend the Company's Amended and Restated 1995 Stock Option Plan."


(2) Options may be exercised immediately with respect to 25% of the total option shares indicated for each of the named executive officers. The following fixed percentages of such option shares will become exercisable on February 7, 2003 and on each of the two anniversaries of such date, in cumulative fashion: 20%, 25% and 30%, respectively.


(3) The exercise price was established at the market price on the date of grant, February 7, 2001.


(4) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Class A Common Stock increasing to $52.78 and $84.07 respectively.


(5) The exercise price was established at 110% of the market price on the date of grant, as this option is an "incentive" stock option and Adam Young and Vincent Young each possesses more than 10% of the total voting power of the Company's Common Stock.


Fiscal Year-End Option Values

     The following table sets forth information at fiscal year-end 2001 concerning stock options held by the named executive officers in the Summary Compensation Table. No options held by such individuals were exercised during 2001.

                         Fiscal Year-End Option Values


                             Number of Securities      Value of Unexercised In-
                            Underlying Unexercised       the-Money Options At
                         Options At Fiscal Year-End(1)      Fiscal Year-End
                         ----------------------------- -------------------------
    Name                 Exercisable     Unexercisable Exercisable Unexercisable
    ----                 -----------     ------------- ----------- -------------
    Vincent Young          747,475          378,000       $0.00        $0.00
    Adam Young              24,455           23,400        0.00         0.00
    Ronald J. Kwasnick     142,990          106,875        0.00         0.00
    James A. Morgan        254,700           94,050        0.00         0.00
    Deborah A. McDermott    92,177           57,000        0.00         0.00

-------------------

(1) Does not include options granted on October 2, 2001, which option grants are subject to stockholder approval of the proposal to amend the Plan. See "Proposal to Amend the Company's Amended and Restated 1995 Stock Option Plan."

Directors' Compensation

     Those directors who are not also employees of the Company receive an annual retainer as fixed by the Board, which may be in the form of cash or stock options, or a combination of both. For the twelve months beginning November 1, 2000, non-employee directors received an annual retainer in the form of options to purchase 3,700 shares of Class A Common Stock. For the twelve months beginning on November 1, 2001, non-employee directors received an annual retainer in the form of options to purchase 6,400 shares of Class A Common Stock. Non-employee directors receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended. Non-employee directors also receive, upon becoming a director, a five-year option to purchase up to 1,000 shares of Class A Common Stock at an exercise price equal to 120% of the quoted price on the date of grant. No other directors are compensated for services as a director.

Employment Agreements

     The Company has employment agreements with Vincent Young (Chairman), Ronald Kwasnick (President), James Morgan (Executive Vice President and Chief Financial Officer) and Deborah McDermott (Executive Vice President-Operations). Each agreement is for a term ending on March 31, 2004, with automatic three-year renewal terms commencing upon the expiration of such term. The agreements each provide for an initial annual salary for each employee, with automatic annual increases of 5% (subject to additional increases at the discretion of the Board) and for participation in the bonus and incentive plans of the Company and for other employee benefits as are generally available to other senior management employees of the Company.

     Each agreement provides that either the Company or the employee may terminate the agreement on notice given before the expiration of the initial term or any renewal term, and upon such termination the Company shall pay the employee all amounts due for the current term plus a payment of one month of the employee's base salary for each year of service with the Company. Upon a change of control of the Company: (i) if the Company ceases to use the employee's services, he shall be paid for the remainder of the term of his current employment agreement plus a bonus equal to the greater of the amount he would have earned under the Company's bonus plan for the year in which the change of control occurs or the amount earned under the Company's bonus plan during the year preceding the change of control; or (ii) in the event the employee continues to perform services, the Company shall pay his base salary plus an annual bonus equal to the greater of the bonus he would have earned under the Company's bonus plan for the year or the bonus earned under any new incentive plan adopted by the Company; or (iii) if the Company exercises its right to terminate the agreement at the end of the then current term, the employee shall receive severance benefits equal to one month of the employee's then current annual base salary for each year of service. Upon a change of control, the employee shall become immediately entitled to exercise any outstanding options under the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan. Each agreement subjects the employee to a non-competition covenant in favor of the Company.

401(k) Plan

     The Company maintains a retirement plan (the "401(k) Plan") established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering all of the eligible employees of the Company. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current pre-tax compensation and have the amount of such deferral contributed to the 401(k) Plan. The maximum elective deferral contribution was $10,500 in 2001, subject to adjustment for cost-of-living in subsequent years. Certain highly compensated employees may be subject to a lesser limit on their maximum elective deferral contribution. The 401(k) Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. Effective January 1, 1997, the 401(k) Plan was amended to offer a match to employee contributions equal to .5% for each 1% of compensation an employee contributes, up to a maximum 3% Company contribution. Such contributions will be made in the form of Class A Common Stock to be contributed by the Company to the 401(k) after each calendar quarter with respect to such quarter based upon the closing price as of the last day of such quarter. The Company contributed an aggregate of 60,276 shares of Class A Common Stock to the 401(k) Plan in 2001 in respect of matching grants. The 401(k) applies a seven-year vesting schedule to all shares contributed based upon the number of years employed by the Company. The 401(k) Plan is qualified under Section 401 of the Code so that contributions by employees and employer, if any, to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

Compensation Committee Interlocks and Insider Participation

     Currently, the members of the compensation committee are Alfred Hickey and Richard Lowe. Mr. Lowe is a partner of the law firm of King & Ballow, which serves as the Company's outside labor counsel.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such Common Stock with the Securities and Exchange Commission, and to file copies of such reports with the Company. Based solely upon a review of the copies of such reports filed with the Company, the Company believes that during 2001 such reporting persons complied with the filing requirements of said
Section 16(a), except that Richard Lowe was not timely in the filing of his Initial Statement of Beneficial Ownership of Securities.

  PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED 1995 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan (the "Plan") increasing the total number of shares with respect to which options and stock appreciation rights ("SARs") may be granted under the Plan from 3,300,000 to 4,550,000. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain competent employees, to make service on the Board of Directors of the Company more attractive to present and prospective non-employee directors and to provide a means to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial growth of the Company largely depend.

     The Plan may be administered by either the entire Board of Directors of the Company or a committee consisting of two or more members of the Board of Directors, each of whom is a "disinterested person." The Plan is currently, and has been since its adoption in February 1995, administered by a Stock Option Committee of the Board of Directors consisting of two "disinterested" directors, currently Alfred Hickey and Richard Lowe. To qualify as a disinterested director, a director may not be eligible for grants under the Plan, but may receive options in respect of annual non-employee director retainer fees.

     Incentive stock options ("ISOs") may be granted only to officers and key employees of the Company and its subsidiaries. Nonqualified stock options and SARs may be granted to such officers and employees as well as to agents and directors of and consultants to the Company, whether or not otherwise employees of the Company. In determining the eligibility of an individual for grants under the Plan, as well as in determining the number of shares to be optioned to any individual, the Stock Option Committee takes into account the recommendations of the Company's Chairman, Vincent Young, the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service or accomplishments, his or her present or potential contribution to the success of the Company or its subsidiaries, the number and terms of options and SARs already held by an individual and such other factors as the Stock Option Committee may deem relevant. In making recommendations to the Stock Option Committee, the Chairman focuses upon individuals who would be motivated by a direct economic stake in the equity of the Company. Such individuals are primarily in the executive management group and in the individual station management groups, and are evaluated by the Chairman at each grant date based upon the factors discussed above.

     Options may provide for their exercise into shares of any class of the Company's Common Stock, Class A, Class B or Class C. Each such class of Common Stock has substantially identical rights, except with respect to voting. The Class A Common Stock entitles its holders to one vote per share on all matters submitted to a vote of the holders of Common Stock. The Class B Common Stock entitles its holders to ten votes per share, except in connection with certain significant transactions. Holders of Class C Common Stock, none of which is presently outstanding, would not be entitled to vote, except as required by law. All classes of Common Stock entitled to vote on any matter vote together as a single class, except as otherwise required by law. Shares of Class B Common Stock may only be held, directly or indirectly, by members of management and certain family members of management. Accordingly, options exercisable for shares of Class B Common Stock may only be granted to individuals within such group.

     The Plan provides for the granting of ISOs to purchase the Company's Common Stock at not less than the fair market value on the date of the option grant and the granting of nonqualified options and SARs with any exercise price. SARs granted in tandem with an option have the same exercise price as the related option. As of March 15, 2002, options for an aggregate of 3,182,692 shares had been granted to various individuals under the Plan, including Vincent Young, Ronald Kwasnick, James Morgan and Deborah McDermott. As of such date, options for an additional 538,711 had been granted subject to stockholder approval (of which 117,308 are currently available for issuance under the Plan). The Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the option will be treated as a nonqualified option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the ISO cannot exceed five years. No option or SAR may be granted under the Plan after February 5, 2005, and no option or SAR may be outstanding for more than ten years after its grant.

     Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, check or, under certain circumstances, in shares of any class of the Company's Common Stock, or any combination thereof. SARs, which give the holder the privilege of surrendering such rights for the appreciation in the Common Stock between the time of the grant and the surrender, may be settled, in the discretion of the Board or committee, as the case may be, in cash, Common Stock, or in any combination thereof. The exercise of an SAR granted in tandem with an option cancels the option to which it relates with respect to the same number of shares as to which the SAR was exercised. The exercise of an option cancels any related SAR with respect to the same number of shares as to which the option was exercised. Generally, options and SARs may be exercised while the recipient is performing services for the Company and within three months after termination of such services.

     The Plan may be terminated at any time by the Board of Directors, which may also amend the Plan, except that without stockholder approval, it may not increase the number of shares subject to the Plan or change the class of persons eligible to receive options under the Plan.

Federal Income Tax Consequences to the Company and the Participant

  Incentive Stock Options

     Options granted under the Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment:

          (i) The grant of an ISO will give rise to no Federal income tax consequences to either the Company or the participant.

          (ii) A participant's exercise of an ISO will result in no Federal income tax consequences to the Company.

          (iii) A participant's exercise of an ISO will not result in ordinary Federal taxable income to the participant, but may result in the imposition of an increase in the alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year the ISO is exercised, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the participant's computation of alternative minimum taxable income.

          (iv) If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant or within one year of the date of the option exercise (a "disqualifying disposition"), the participant will recognize ordinary Federal taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price.

          Short-term or long-term capital gain will be recognized by the participant at the time of a disqualifying disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO.

          Short-term or long-term capital loss will be recognized by the participant at the time of a disqualifying disposition to the extent that the option price exceeds the amount of proceeds from the sale.

          If a disqualifying disposition is made as described in this section, the Company will be entitled to a Federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary Federal taxable income recognized by the participant.

          (v) If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the participant will recognize long-term capital gain or loss in an amount equal to the difference between the amount of the proceeds of the sale and the participant's adjusted Federal income tax basis in the shares, usually the option price. The holding period for such shares shall begin on the option exercise date.

          (vi) The Company will not be entitled to any Federal income tax deduction with respect to the ISO, unless in the case of a disqualifying disposition described above.

  Non-Qualified Stock Options

     Non-qualified stock options ("NQSOs") granted under the Plan will, in general, be subject to the following Federal income tax treatment.

          (i) The grant of a NQSO will give rise to no Federal income tax consequences to either the Company or the participant.

          (ii) The exercise of a NQSO will generally result in ordinary Federal taxable income to the participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price.

          (iii) A deduction from Federal taxable income generally will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the participant, provided the Company timely reports the participant's ordinary income with respect to the shares to the Internal Revenue Service.

          (iv) Upon a subsequent disposition of shares, a participant will recognize a short-term or long-term capital gain or loss equal to the difference between the amount received and the tax basis of the shares, usually fair market value at the time of exercise. The holding period for such shares shall begin on the option exercise date.

New Plan Benefits


     On October 2, 2001, the Stock Option Committee awarded options to purchase an aggregate of 538,711 shares of the Company's Class B Common Stock to 24 officers of the Company, subject to stockholder approval of this proposal to amend the Plan. The market value of the Company's Class A Common Stock as of April 1, 2002 was $24.59 per share, based upon the closing price of such shares on The Nasdaq National Market on such date. The options vest as follows: 10% of the shares covered by the options may be purchased at any time; an additional 15% of such shares may be purchased at any time after one year from the date of grant; an additional 20% of such shares may be purchased at any time after two years from the date of grant; an additional 25% of such shares may be purchased at any time after three years from the date of grant; and the remaining 30% of such shares may be purchased at any time after four years from the date of grant. Each of the options is treated as nonqualified options. Each of the options has a ten year term. The options were granted with an exercise price of $15.08 per share. The table below shows, as to each of the named executive officers in the Summary Compensation Table and the various indicated individuals and groups, certain information with respect to such stock option transactions.



                                                              Options Granted
                                                                  (Number
                              Name                              of Shares)
                              ----                            ---------------
   Vincent J. Young..........................................     260,000
   Adam Young................................................      12,000
   Ronald J. Kwasnick........................................      75,000
   James A. Morgan...........................................      66,000
   Deborah A. McDermott......................................      40,000
   All current executive officers as a group (5 persons).....     453,000
   All non-executive director nominees as a group (5 persons)          --
   Non-executive officer employee group (19 persons).........      85,711



     Giving effect to the approval of this proposal and to the grant of the options to purchase an aggregate of 538,711 shares of the Company's Class B Common Stock referred to above, there would be 828,597 additional shares available for future grants under the Plan. No determinations have been made regarding the persons to whom grants will be made in the future under the Plan or the terms of such grants.

Stockholder Approval

     The affirmative vote of the holders of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock, voting together as one class, that are present in person or by proxy at the meeting is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 1,250,000 share increase which forms part of this proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. However, the Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Plan in effect prior to the amendment summarized in this proposal, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the Plan.

 The Board of Directors recommends a vote FOR approval of the amendment to the
                 Amended and Restated 1995 Stock Option Plan.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO BROADEN THE DEFINITION OF
                              "MANAGEMENT GROUP"

Background and Reasons for the Proposed Amendment

     The Company has three classes of Common Stock, designated as Class A, Class B and Class C. Each class of Common Stock has substantially identical rights, except with respect to voting. The Class A Common Stock entitles its holders to one vote per share on all matters submitted to a vote of the holders of Common Stock. The Class B Common Stock entitles its holders to ten votes per share, except in connection with certain significant transactions. Holders of Class C Common Stock are not entitled to vote, except in connection with any change to the Company's Certificate of Incorporation (the "Certificate") which would adversely affect their rights as holders of such class of Common Stock. All classes of Common Stock entitled to vote on any matter vote together as a single class except as otherwise required by law.

     All of the Company's outstanding shares of Class B Common Stock are beneficially held by Company management or relatives of certain Company management. The Certificate provides for a defined "Management Group" which includes such members of management and also includes a defined group of relatives of Vincent Young and Adam Young, the Chairman and Treasurer, respectively, of the Company. In the event any shares of Class B Common Stock are transferred outside of the Management Group, such shares will automatically be converted into shares of Class A Common Stock.


     Management believes that ownership and control of the Company by the Management Group has been and will continue to be an essential element of the Company's growth and success. Management also believes that the group of members that may be included within the Management Group, as defined in the Certificate, is unnecessarily restrictive, and that certain amendments to the Certificate would provide needed flexibility to members of the Management Group without changing the substantive provisions thereof or adversely affecting the rights of any of the Company's stockholders. It is proposed that the Certificate be amended to provide each executive officer and director of the Company the flexibility, for estate planning purposes or otherwise, to transfer their shares to relatives without triggering a conversion of the Class B Common Stock. Currently, only Adam Young and Vincent Young have the ability to transfer shares of Class B Common Stock to their relatives without triggering a conversion of such shares to Class A Common Stock.


     Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of the Company's Class A Common Stock and Class B Common Stock outstanding on the record date, voting together as one class.

Description of Proposed Amendment

     The Board of Directors proposes and recommends that the stockholders approve an amendment of the Certificate to expand the definitions therein of "Management Group" and "Relatives" as follows (the added language appearing in italics; deleted language does not appear):

     "Management Group" shall mean any and all of (i) the directors and officers of the Corporation and any Relatives of the directors and officers of the Corporation; (ii) such other persons employed by the Corporation or a subsidiary thereof in a management capacity and designated by the Board of Directors from time-to-time as members of the Management Group; (iii) Adam Young and Vincent Young and any Relatives of Adam Young or Vincent Young; and
(iv) any Person controlled by Adam Young, Vincent Young, any director or officer of the Corporation or any of their respective Relatives.

     "Relatives" shall mean, in connection with Adam Young, Vincent Young or any director and officer of the Corporation, his or her spouse, any of his or her ancestors, descendants, siblings, descendants of any such siblings or the spouse of any of the foregoing, his or her legal representative, conservator or guardian if he or she becomes mentally incompetent, his or her estate, his or her heirs and any trust of which no other person is a beneficiary.

Effectiveness of Amendment

     If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment to the Certificate, setting forth the proposed amendment, with the Secretary of State of the State of Delaware.

     The Board of Directors recommends a vote FOR the amendment to the Certificate to broaden the definition of "Management Group."

 PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                   AUTHORIZED SHARES OF CLASS A COMMON STOCK


Background and Reasons for the Proposed Amendment

     The Company's Board of Directors has unanimously approved an amendment to the Certificate to increase the number of shares of Class A Common Stock which the Company shall be authorized to issue from 20,000,000 to 40,000,000.


     The Company is requesting approval of this proposal because it presently does not have a sufficient number of shares of Class A Common Stock available for issuance (i) upon exercise of all outstanding options to purchase shares of the Company's Class A Common Stock and (ii) upon conversion to Class A Common Stock of all of the outstanding shares of the Company's Class B Common Stock and all of the shares of the Company's Class B Common Stock issuable upon exercise of all outstanding options to purchase shares of Class B Common Stock. In addition to the 17,393,784 shares of Class A Common Stock outstanding on the record date, the Company requires an aggregate of 5,438,658 shares of Class A Common Stock to satisfy its issuance obligations in these regards, resulting in a deficiency of 2,832,442 shares of Class A Common Stock. The Company is also requesting approval of this proposal because it needs additional shares of Class A Common Stock available for issuance upon exercise of options that may hereafter be granted under the Plan or that may hereafter be granted under its employee stock purchase plan and pursuant to possible acquisitions, financings and other corporate purposes.



     The additional shares of Class A Common Stock may be issued from time to time as the board may determine without future action of the Company's stockholders, except as may be required by applicable law and the regulations of The Nasdaq Stock Market. The Company does not currently have any agreements, arrangements or understandings for the issuance of shares of Class A Common Stock with respect to any financing, exchange, merger, acquisition or similar transaction.


     The increase in the authorized number of shares of Class A Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

     Stockholders do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of the Company's securities.

     Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of the Company's Class A Common Stock and Class B Common Stock outstanding on the record date, voting together as one class.

Effectiveness of Amendment

     If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment to the Certificate, setting forth the proposed amendment, with the Secretary of State of the State of Delaware.

     The board unanimously recommends a vote FOR the amendment to the Certificate to increase the authorized shares of Class A Common Stock.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's Board of Directors has, based on the recommendation of the Audit Committee, appointed Ernst & Young LLP as the Company's independent auditors for the 2002 fiscal year. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP, the engagement of independent auditors will be reevaluated by the Board of Directors.

     Audit Fees. The aggregate fees for professional services rendered by Ernst & Young LLP in connection with their audit of the Company's consolidated financial statements and two benefit plans and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year were approximately $394,000.

     All Other Fees. The fees for all other services rendered by Ernst & Young LLP in the 2001 fiscal year included $324,000 for tax related services, $273,000 for audit related services in connection with the Company's debt offerings and registration statement filings, and $13,000 for all other services.

     The Audit Committee of the Board of Directors of the Company has determined that the provision of the above services is compatible with maintaining Ernst & Young LLP's independence.

     Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Ernst & Young LLP in the 2001 fiscal year relating to financial information systems design and implementation.

     Ratification of Appointment. A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Company's independent accountants. A representative of Ernst & Young LLP is expected to attend the meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

                                 ANNUAL REPORT

     The Company's 2001 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. The Company will provide without charge to each of its stockholders, upon the written request of any such stockholders, a copy of its Annual Report on Form 10-K for the year ended December 31, 2001, exclusive of exhibits. Written requests for such Form 10-K should be sent to James A. Morgan, Secretary, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                          2003 STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2003 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Secretary of the Company at the Company's principal executive offices not later than December 6, 2002.

                                          By Order of the Board of Directors,

                                          /s/ James A. Morgan

                                          JAMES A. MORGAN
                                          Secretary


April 5, 2002

                            YOUNG BROADCASTING INC.
                             599 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10022

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Vincent J. Young and James A. Morgan, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A and Class B Common Stock of the undersigned at the 2001 Annual Meeting of Stockholders of Young Broadcasting Inc., to be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York 10020, at 9:00 a.m., local time, on Monday,
May 6, 2002, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                      2002 Annual Meeting of Stockholders
                            YOUNG BROADCASTING INC.

                                   May 6, 2002





                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A  [X] Please mark your
       votes as in this
       example

       The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

                        FOR            WITHHELD
                   ALL NOMINEES     from all nominees

1. Election of                                  Nominees: Vincent J. Young
   Directors            [ ]              [ ]              Adam Young
                                                          Ronald J. Kwasnick
For all nominees except as noted below:                   James A. Morgan
                                                          Bernard F. Curry
                                                          Alfred J. Hickey, Jr.
---------------------------------------                   David C. Lee
                                                          Leif Lomo
                                                          Richard C. Lowe


                                                FOR    AGAINST  ABSTAIN
2. Proposal to amend the Amended and Restated
   1995 Stock Option Plan.                      [ ]      [ ]      [ ]

3. Proposal to amend the Certificate of
   Incorporation to broaden the definition
   of "Management Group."                       [ ]      [ ]      [ ]

4. Proposal to amend the Certificate of
   Incorporation to increase the number of
   authorized shares of Class A Common Stock.   [ ]      [ ]      [ ]

5. Selection of Ernst & Young LLP as
   Independent Auditors.                        [ ]      [ ]      [ ]


Signature: _____________________________________ Date: ________________________

Signature: _____________________________________ Date: ________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.